UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 27, 2009

TeleCommunication Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-30821	52-1526369
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

275 West Street, Annapolis, Maryland		21401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410/263-7616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2009, the Board of Directors (the "Board") of TeleCommunication Systems, Inc. (the "Company"), upon recommendation of the Nominating and Governance Committee, voted to appoint Lt. Gen. Jan C. Huly, Richard A. Young and Thomas M. Brandt, Jr. to the Company's Board, effective January 27, 2009. The Board did not appoint any of the three new directors to serve on a committee at the time of the appointment. Each of the three new directors will serve until the next election of directors at the Company's 2009 annual meeting of stockholders.

Gen. Huly will receive customary fees for his service on the company's Board of Directors and the committees thereof, and will be eligible to participate in the Company's Amended and Restated 1997 Stock Incentive Plan. There is no arrangement or understanding between Gen. Huly and any other person pursuant to which Gen. Huly was appointed as a director of the Company, and there are no related party transactions between Gen. Huly and the Company.

Mr. Young currently is the Company's Executive Vice President and Chief Operating Officer, a position he has held since 1992. Mr. Brandt currently is the Company's Senior Vice President and Chief Financial Officer, a position he has held since 1997. Messrs. Young and Brandt have employment agreements with the Company and will not receive any additional compensation for their service on the Board.

A copy of the Company's press release announcing the appointments is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeleCommunication Systems, Inc.

February 2, 2009	By:	/s/ Bruce A. White

Name: Bruce A. White
Title: Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of TeleCommunication Systems, Inc., dated February 2, 2009